UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following notice was distributed to holders of Solectron stock options and restricted stock on
August 30, 2007.
SOLECTRON CORPORATION
August 29, 2007
Dear Option and/or Restricted Stock Holder:
     You are receiving this letter because you are a Solectron employee that has been issued (i) options (the “Options”) to purchase shares of Solectron common stock and/or (ii) shares of restricted Solectron common stock issued upon the deemed exercise of discounted options. These Options and/or shares of restricted stock have been issued under either the Solectron Corporation Amended and Restated 1992 Stock Option Plan, the Solectron Corporation 2002 Stock Plan, the C-MAC Industries, Inc. Stock Option Plan, the Centennial Technologies, Inc. 1994 Stock Option Plan, the Centennial Technologies, Inc. 1999 Stock Incentive Plan, the iPhotonics, Inc. 2000 Stock Incentive Plan, and the SMART Modular Technologies, Inc. 1995 Stock Plan (collectively, the “Plans”).
     Please read this notice carefully. Your Options will be treated differently, depending on whether the exercise price of your Options is greater than or less than $5.00 per share. It is important that you understand these distinctions so that you may make the right decision for you. Your shares of restricted stock will be converted into cash or Flextronics ordinary shares as a result of the Merger on the same terms as shares that are not otherwise restricted. However, the Flextronics ordinary shares or cash payable in exchange for such restricted stock will be subject to the same terms and conditions that were applicable to the restricted stock prior to the Merger (including the same vesting requirements).
     As you know, Solectron Corporation (“Solectron”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Solectron, Flextronics International Ltd. (“Flextronics”), and Saturn Merger Corp., which provides for the acquisition of Solectron by Flextronics (the “Merger”).
     We want to take a moment to inform you about how your Options and shares of restricted stock are being treated in connection with the Merger.
     The treatment of your Options differs depending on the exercise price of your Options. In connection with the Merger, Flextronics will assume all Options with an exercise price of $5.00 or less that are outstanding as of the closing of the Merger (the “Assumed Options”). Following the closing of the Merger, the Assumed Options will become options to purchase ordinary shares of Flextronics rather than options to purchase shares of Solectron common stock. The Assumed Options generally will be subject to the same vesting schedule and other terms and conditions as set forth in the applicable Plan and your individual stock option agreement, except that the exercise price of each Assumed Option and the number of Flextronics ordinary shares subject to such Assumed Option will be adjusted as described in the Questions and Answers below.
     Options with an exercise price greater than $5.00 will not be assumed by Flextronics. Because these Options will not be assumed by Flextronics, the vesting of these unassumed Options (to the extent that the unassumed Options are unvested) will accelerate in full as of August 29, 2007. Following such acceleration, these Options will be exercisable until immediately prior to the closing of the Merger (subject to the terms of the applicable Plan and insider trading rules and any “blackout periods” that Solectron has or may impose). However, the acceleration of the vesting of any of your Options and your right to exercise the accelerated Options will be contingent upon (i) the closing of the Merger and (ii) your continued employment by Solectron through the closing date. If the unassumed Options are not exercised immediately prior to the closing of the Merger, these Options will terminate subject to and as of the closing of the Merger without any conversion, assumption or substitution thereof.
     Of course, you may also exercise your vested Options for shares of Solectron common stock at any time prior to the earlier of the expiration of the Options and immediately prior to the closing of the Merger (subject to the terms of the applicable Plan and insider trading rules and any “blackout periods” that Solectron has or may impose) if you wish to receive the Merger consideration for the underlying shares, regardless of whether such Options would be Assumed Options.
     If you timely exercise any vested Options (including Options that are accelerated in connection with the Merger), you will be entitled to receive the consideration payable in the Merger with respect to Solectron common stock for the shares issued to you upon exercise. In accordance with the terms of the Merger Agreement, each Solectron stockholder is entitled to make an election to receive either, but not a combination of, 0.3450 of an ordinary share of Flextronics (i.e., the stock consideration) or $3.89 in cash, without interest (i.e., the cash consideration) for each share of Solectron common stock that he or she owns, provided that such election is timely and properly made and subject to certain limitations agreed to by Solectron and Flextronics, which are described in further detail below.
     The deadline for making and submitting this election is 5:00 p.m. Eastern Time on the later of: (i) the date of the Solectron special stockholder meeting, and (ii) a date mutually agreed to by Flextronics and Solectron that is as near as practicable to 10 business days prior to the expected closing date of the Merger (the “Election Deadline”). The Solectron special stockholder meeting will be held on September 27, 2007, and the closing of the Merger is expected to occur in October 2007. Flextronics and Solectron will issue a press release announcing the date of the Election Deadline not more than 15, but at least 10, business days prior to the Election Deadline.
     If you wish to exercise your vested Options and make an election for either stock consideration or cash consideration as described above, you must timely submit a properly executed exercise notice and pay the applicable exercise price in accordance with the terms of your Options. Election forms will then be provided to you by the broker that processes your exercise (either E*Trade or Smith Barney (the “Broker”)), and you must submit a properly completed election form to the Broker in accordance with the instructions the Broker provides you. IN ORDER TO ENSURE A TIMELY ELECTION, YOU SHOULD BE SURE TO EXERCISE YOUR OPTIONS AND SUBMIT THE ELECTION FORM IN ADVANCE OF THE ELECTION DEADLINE AND IN ACCORDANCE WITH THE BROKER’S INSTRUCTIONS, WHICH MAY REQUIRE THAT YOU SUBMIT YOUR ELECTION BY AN EARLIER DEADLINE. If you do not exercise your vested Options as described above, you will not be entitled to make an election with respect to the Merger consideration for the shares underlying the vested Options. In addition, if you fail to make a valid election with respect to Options that you exercise in accordance with the instructions of the Broker (including by the deadline established by the Broker, which may be earlier than the Election Deadline), your shares of Solectron common stock will be converted automatically in the manner as provided for in the Merger Agreement and as described in more detail below.
     Enclosed with this letter are Questions and Answers that describe the treatment of your Options in greater detail. You can find additional information on the Merger and related transactions in the joint proxy statement/prospectus, which is part of a Registration Statement on Form S-4/A filed by Flextronics with the Securities and Exchange Commission on August 7, 2007, and in the Merger Agreement attached to the joint proxy statement/prospectus as Annex A-1, which are available through

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the Securities and Exchange Commission’s website at www.sec.gov. The information contained in the joint proxy statement/prospectus speaks as of August 7, 2007, and does not reflect subsequent developments. However, it incorporates by reference subsequent filings with the Securities and Exchange Commission by Flextronics and Solectron. You should rely only on the information contained or expressly incorporated by reference in the joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in that document. BEFORE DECIDING WHETHER TO EXERCISE YOUR OPTIONS OR MAKE AN ELECTION WITH RESPECT TO YOUR SHARES, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT IN THEIR ENTIRETY.
     Please note that if the Merger is not completed for any reason, your unexercised Options will continue in accordance with their present terms. Please note that this notice is the only notice you will receive regarding your Options (unless the Merger is not completed).
     Thank you for all your hard work in helping Solectron achieve its success.

Sincerely, Solectron Corporation
/s/ Roger Petersen
Roger Petersen
Vice President Worldwide Total Rewards

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QUESTIONS AND ANSWERS
WITH RESPECT TO SOLECTRON OPTIONS
AND MERGER CONSIDERATION
Q.1 Why am I being sent this notice?
A.1 As you know, Solectron has entered into a Merger Agreement with Flextronics. This notice is intended to inform you about how your outstanding Options or shares of restricted stock granted under the Solectron Corporation Amended and Restated 1992 Stock Option Plan, the Solectron Corporation 2002 Stock Plan, the C-MAC Industries, Inc. Stock Option Plan, the Centennial Technologies, Inc. 1994 Stock Option Plan, the Centennial Technologies, Inc. 1999 Stock Incentive Plan, the iPhotonics, Inc. 2000 Stock Incentive Plan, and the SMART Modular Technologies, Inc. 1995 Stock Plan (collectively, the “Plans”) will be treated in connection with the Merger.
OPTIONS
Q.2 How will my Options be treated in the Merger?
A.2 The treatment of your Options differs depending on the exercise price of your Options. Options with an exercise price of $5.00 or less that are outstanding immediately prior to the closing of the Merger will be assumed by Flextronics and converted into options to purchase ordinary shares of Flextronics (the “Assumed Options”). The Assumed Options generally will be subject to the terms and conditions set forth in the applicable Plan under which the Options were granted and the individual stock option agreements, including the vesting schedule. However, the exercise price of each Assumed Option and the number of Flextronics ordinary shares subject to such Assumed Option will be adjusted as described in Question and Answer 3.
     Options with an exercise price greater than $5.00 will not be assumed by Flextronics. Instead, in accordance with the terms of the Plan under which the Options were granted, these unassumed Options will become fully vested (to the extent that the unassumed Options are unvested) and exercisable as of August 29, 2007. Following such acceleration, these Options will be exercisable until immediately prior to the closing of the Merger (subject to the terms of the applicable Plan and insider trading rules and any “blackout periods” that Solectron has or may impose). However, the acceleration of the vesting of your Options will be contingent upon (i) the closing of the Merger and (ii) your continued employment by Solectron through the closing date of the Merger. If these unassumed Options are not exercised immediately prior to the closing of the Merger, these Options will terminate subject to and as of the closing of the Merger without any conversion, assumption or substitution thereof.
     The treatment of your Options in the Merger is subject to the closing of the Merger. If the Merger is not completed for any reason, your unexercised Options will continue in accordance with their present terms.
Q.3 What will be the terms of my Assumed Options?

A.3 Assumed Options generally will be subject to the terms and conditions set forth in the applicable Plan under which the Options were granted and the individual stock option agreements (including the vesting schedule), except for certain terms as described below.
     (a) Number of Shares. Each Assumed Option will be exercisable, subject to any applicable vesting, for the number of Flextronics ordinary shares equal to the product of the number of Solectron shares that were issuable upon exercise of the Option immediately prior to the closing of the Merger multiplied by 0.3450, rounded down to the nearest whole share.
     (b) Exercise price. Each Assumed Option will have a new exercise price equal to the quotient determined by dividing the Option’s original exercise price by 0.3450, rounded up to the nearest whole cent.
     (c) Underlying Shares. As mentioned above, your Assumed Options will be exercisable for ordinary shares of Flextronics, instead of Solectron common stock.
     (d) Other terms. All references to Solectron in the applicable Plan and in your individual stock option agreements will be references to Flextronics. All other terms and conditions of your Assumed Options, including the vesting schedule, will remain the same as the terms and conditions of your Options immediately prior to the closing of the Merger.
     Example: If before the Merger, you held an Option to purchase 1,000 shares of Solectron common stock with an exercise price of $3.11 per share, your Option will be assumed by Flextronics and adjusted so that your Option will be exercisable for 345 ordinary shares of Flextronics at an adjusted exercise price of $9.02.
Q.4 Can I exercise my vested Options prior to the closing of the Merger?
A.4 You can exercise your vested Options (including Options that are accelerated in connection with the Merger) at any time prior to the earlier of the expiration of the Options and immediately prior to the closing of the Merger (subject to the terms of the applicable Plan and insider trading rules and any “blackout periods” that Solectron has or may impose) if you wish to receive Merger consideration for the underlying shares. Note, however, that if you wish to make an election as to the type of Merger consideration in connection with the Merger, you must exercise your Options prior to the Election Deadline, or such earlier time as the Broker may require. Please see Question and Answer 5 for more information on this procedure. Upon exercise of your vested Options, payment of the applicable exercise price and issuance of certificates representing the shares of Solectron common stock (which may be in book entry form), you will become a Solectron stockholder and be entitled to receive the Merger consideration payable with respect to Solectron common stock. However, the acceleration of the vesting of any of your Options that are not assumed in the Merger and your right to exercise the accelerated Options will be contingent upon (i) the closing of the Merger and (ii) your continued employment by Solectron through the closing date.
Q.5 What is the Merger consideration payable with respect to Solectron common stock?
A.5 Pursuant to the Merger Agreement, each Solectron stockholder may elect to receive either, but not a combination of, 0.3450 of an ordinary share of Flextronics (i.e., the stock consideration) or $3.89 in cash, without interest (i.e., the cash consideration) for each share of Solectron common stock that he or she owns, subject to certain limits on the aggregate number of Solectron shares that can be converted to stock consideration and cash consideration in the Merger as described in Question and Answer 6.

Solectron stockholders may make an election for either the stock consideration or the cash consideration with respect to all of their shares of Solectron common stock, but not a combination of both. The deadline for making and submitting this election is 5:00 p.m. Eastern Time on the later of: (i) the date of the Solectron special stockholder meeting, and (ii) a date mutually agreed to by Flextronics and Solectron that is as near as practicable to 10 business days prior to the expected closing date of the Merger (the “Election Deadline”). However, if you exercise Options, you will be required to make an election in accordance with the instructions of the broker that processes your exercise (either E*Trade or Smith Barney (the “Broker”)), who may establish an earlier deadline for your election. The Solectron special stockholder meeting will be held on September 27, 2007, and the closing of the Merger is expected to occur in October 2007. Therefore, the Election Deadline is currently expected to be September 27, 2007. Flextronics and Solectron will issue a press release announcing the date of the Election Deadline not more than 15, but at least 10, business days prior to the Election Deadline.
     Consequently, if you wish to exercise your vested Options and make an election for either stock consideration or cash consideration with respect to the shares of Solectron common stock issuable upon exercise of your vested Options, you must timely submit a properly executed exercise notice and pay the applicable exercise price in accordance with the terms of your Options. Election forms will then be provided to you by the Broker, and you must submit a properly completed election form to the Broker in accordance with the instructions the Broker provides you. IN ORDER TO ENSURE A TIMELY ELECTION, YOU SHOULD BE SURE TO EXERCISE YOUR OPTIONS AND SUBMIT THE ELECTION FORM IN ADVANCE OF THE ELECTION DEADLINE AND IN ACCORDANCE WITH THE BROKER’S INSTRUCTIONS, WHICH MAY REQUIRE THAT YOU SUBMIT YOUR ELECTION BY AN EARLIER DEADLINE.
     If you do not exercise your vested Options as described above, you will not be entitled to make an election with respect to the Merger consideration for the shares underlying the vested Options. In addition, if you fail to make a valid election with respect to Options that you exercise in accordance with the instructions of the Broker (including by the deadline established by the Broker, which may be earlier than the Election Deadline), your shares of Solectron common stock will be converted automatically into either cash, Flextronics ordinary shares or a combination of the two, depending on the results of the elections made by electing Solectron stockholders and the limits on the aggregate number of shares of Solectron common stock that can be converted into stock consideration and cash consideration in the Merger, as described in Question and Answer 6.
     Please note that even if you timely exercise your vested Options and properly complete and timely submit your Election of Merger Consideration, it is possible that you may receive Merger consideration other than the type which you elected to receive. Please see Question and Answer 6 for an explanation of the allocation of the Merger consideration.
     You should consult with your tax advisor to determine the tax effect to you of receiving Flextronics ordinary shares and/or cash, including the application and effect of any foreign, state, local or other tax laws.
Q.6 If I timely exercise my vested Options and properly complete and timely submit an Election of Merger Consideration, are there any limitations on the Merger consideration that I will receive for my shares of Solectron common stock regardless of my election?
A.6 Yes. Regardless of the elections made by Solectron’s stockholders all Elections are subject to the limitation, pursuant to the Merger Agreement, that at least 50%, but no more than 70%, of the shares of Solectron common stock outstanding immediately prior to the closing of the Merger will be converted into the right to receive Flextronics ordinary shares (i.e., the stock consideration), and at least 30%, but no more than 50%, of the shares of Solectron common stock outstanding immediately prior to the closing of the Merger will be converted into the right to receive cash (i.e., the cash consideration). If these limits are exceeded, the cash and stock elections made by Solectron’s stockholders will be subject to proration, which is described in further detail in the joint proxy statement/prospectus, a copy of which can be obtained by contacting Investor Relations via email at InvestorRelations@Solectron.com or via phone at (408) 957-2611. As a result, Solectron stockholders that have elected to receive either cash or Flextronics ordinary shares could in certain circumstances receive a combination of both cash and Flextronics ordinary shares. Solectron stockholders that fail to make an election will receive either cash, Flextronics ordinary shares or a combination of the two, depending on the results of the elections made by electing Solectron stockholders and the limits on the aggregate number of Solectron shares that can be converted into stock consideration and cash consideration in the Merger.
Q.7 Should I exercise my Options with an exercise price higher than $5.00 that will be cancelled in connection with the Merger?
A.7 Neither Solectron nor Flextronics can advise you with respect to whether you should exercise your Options that will not be assumed by Flextronics and will thereby be cancelled subject to and as of the closing of the Merger.
     If you have Options with an exercise price greater than $5.00 and are considering exercising such Options, you should consult with your financial and/or other tax advisors as to the specific financial, tax and other implications of doing so. Please note that holders of shares of Solectron common stock are receiving either 0.3450 of an ordinary share of Flextronics or $3.89 in cash pursuant to the Merger for each share of Solectron common stock. Based on the current trading price of Solectron common stock, if you exercise Options with an exercise price greater than $5.00, you will receive Solectron common stock with a cash value that is less than the amount you paid for the Solectron common stock. Based on the current trading price of Flextronics ordinary shares, the Merger consideration that you would receive in exchange for such shares of Solectron common stock will be less than the amount you paid for the Solectron common stock and, therefore, exercising Options with an exercise price greater than $5.00 may be counter to your interests.
Q.8 Are there tax consequences in connection with the exercise of my vested Options?
A.8 You should consult your own tax advisor as to the specific tax implications to you of exercising your vested Options, including the applicability and effect of federal, state, local and foreign tax laws. Your federal, state, local and foreign tax consequences depend upon your unique circumstances.
The following discussion, however, provides a general summary of the current United States income tax consequences of exercising your vested Options.
     Exercise of Incentive Stock Options
     To the extent you exercise vested Options that are intended to qualify as incentive stock options and you receive cash consideration in connection with the Merger, a disqualifying disposition of the shares of Solectron common stock underlying your Option will be deemed to have occurred. Upon the disqualifying disposition, you will recognize ordinary income equal to the excess, if any, of the lesser of (i) the fair market value of the shares of Solectron common stock at the time you exercise your Option less the aggregate exercise price you pay for those shares or (ii) the amount you realize for the shares of Solectron common stock disposed of in the Merger less the aggregate exercise price you pay for those shares. Such income will constitute wages but will not be subject to withholding of applicable federal and state income and employment withholding taxes. Any additional gain or loss will be short-term capital gain or loss (assuming you hold such shares as a capital asset).
     To the extent you exercise vested Options that are intended to qualify as incentive options and you receive stock consideration in connection with the Merger, the ordinary shares of Flextronics issued in exchange for your shares of Solectron common stock underlying your Option should not be treated as a “disposition” under applicable U.S. tax rules. Consequently, you should not be required to immediately recognize gain or loss to the extent of the stock for stock exchange. However, the determinations regarding the amount and character of income in the acquisition context are complex, and the law governing the taxation of the exchange of shares issued upon exercise of an incentive stock option for merger consideration is not entirely clear. Again, you should consult your own tax advisor as to the applicability of the tax rules to you.
     Exercise of Nonstatutory Stock Options
     To the extent you exercise vested Options that are nonstatutory stock options, you will recognize ordinary income equal to the excess, if any, of (i) the fair market value of those shares of Solectron common stock at the time of exercise over (ii) the aggregate exercise price paid for those shares. If you were an employee on the date of your Option grant, such income will constitute wages subject to payment of applicable federal and state income and employment withholding taxes. Any additional gain or loss will be short-term capital gain or loss (assuming you hold such shares as a capital asset).
RESTRICTED STOCK (DISCOUNTED STOCK OPTIONS)
Q.9 What if I own shares of restricted stock that were issued upon the deemed exercise of discounted options?
A.9 Shares of restricted stock that were issued upon the deemed exercise of discounted options and any other shares of Solectron common stock that are unvested or subject to a repurchase option, risk of forfeiture or other similar condition under a restricted stock purchase agreement or other similar arrangement (collectively referred to as “Restricted Stock”) will be converted into cash or Flextronics ordinary shares as a result of the Merger on the same terms as shares that are not subject to such restrictions. If you hold Restricted Stock, you will have the same right to elect to receive cash or Flextronics ordinary shares as other Solectron stockholders. However, the Flextronics ordinary shares or cash payable in exchange for such Restricted Stock will be subject to the same terms and conditions that were applicable to the Restricted Stock prior to the Merger (including the same vesting requirements).
Q.10 Am I entitled to vote my shares of Restricted Stock with respect to the approval of the Merger Agreement?
A.10 Yes, you are considered the owner of record of your shares of Restricted Stock, subject to the Solectron’s reacquisition right, repurchase option or other similar condition, and are thus entitled to vote your shares of Restricted Stock with respect to the approval of the Merger Agreement if you owned those shares on August 6, 2007, which was the record date for the stockholders meeting.

Q.11 Are there tax consequences in connection with exchange of my shares of Restricted Stock for Merger consideration?
A.11 You should consult your own tax advisor as to the specific tax implications to you of the Merger with respect to your shares of Restricted Stock, including the applicability and effect of federal, state, local and foreign tax laws. Your federal, state, local and foreign tax consequences depend upon your unique circumstances.
     In general, however, the Merger consideration received in exchange for your shares of Restricted Stock for which you made a valid and timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended (hereinafter, an “83(b) Election”) should be subject to the same rules that apply to other holders of Solectron common stock as more fully discussed in the joint proxy statement/prospectus, which is part of a Registration Statement on Form S-4/A filed by Flextronics with the Securities and Exchange Commission on August 7, 2007.
     Merger consideration received in exchange for your shares of Restricted Stock for which you did not make a valid and timely 83(b) Election will generally be taxable to you if and when such Merger consideration is released to you (i.e., the applicable restrictions have lapsed). Any such amounts would be ordinary income and generally would constitute “wages” subject to income and employment tax withholding.
Q.12 If I receive cash in exchange for my Restricted Stock, will I receive interest on those amounts prior to vesting?
A.12 No interest will be paid on any cash consideration exchanged for your unvested shares of Restricted Stock that will be paid upon vesting following the closing of the Merger.
MISCELLANEOUS
Q.13 What if I own shares purchased through Solectron’s Employee Stock Purchase Plan?
If you hold shares of Solectron common stock purchased through Solectron’s Employee Stock Purchase Plan, you will have the same right to elect to receive cash or Flextronics ordinary shares as other Solectron stockholders.
Q.14 Do I also need to make elections if I hold other shares of Solectron common stock?
A.14 If you hold other Solectron shares, you may receive one or more election forms with respect to those shares. If you wish to make an election for those shares, you should complete and return each election form that you receive by the election deadline. You must elect either cash consideration or stock consideration for all of your Solectron shares.
Q.15 Whom can I contact if I have questions regarding my Options?
A.15 If you have questions regarding your Options, you may contact Stock Administration via phone at (408) 956-6731. In addition, you may contact E*Trade or Smith Barney regarding the exercise of your Options and the election process as follows:
E*Trade
Stock Plan Customer Service
(800) 838-3908

Smith Barney
Attention: Solectron Shareholder Representative
(800) 965-2765 or (650) 926-7140 for international calls
     You should also consult your personal tax advisor to determine the tax effect to you of receiving Flextronics ordinary shares and/or cash, including the application and effect of any foreign, state, local or other tax laws. You can find additional information on the merger and related transactions in the joint proxy statement/prospectus, which was filed as part of a Registration Statement on Form S-4/A filed by Flextronics on August 7, 2007, and in the merger agreement attached to the joint proxy statement/prospectus as Annex A-1, which are available through the U.S. Securities and Exchange Commission’s website at www.sec.gov. BEFORE DECIDING WHETHER TO EXERCISE YOUR OPTIONS OR MAKE AN ELECTION WITH RESPECT TO YOUR SHARES, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT, WHICH IS ATTACHED TO THE JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX A-1, IN THEIR ENTIRETY.
Safe Harbor Statement
     This communication contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements include statements related to expectations as to the closing of the acquisition of Solectron by Flextronics. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the ability of Flextronics and Solectron to satisfy the conditions to closing (including obtaining required regulatory approvals, Solectron stockholder approval and Flextronics shareholder approval); if and when the acquisition occurs, the revenues, cost savings, growth prospects and any other synergies expected from the acquisition may not be fully realized due to difficulties integrating the businesses, operations and product lines of Flextronics and Solectron or may take longer to realize than expected; any delay in completing the acquisition (including any delay in obtaining the required clearances and approvals or resulting from any litigation or similar proceedings) may significantly reduce the benefits expected to be obtained from the acquisition; a failure to complete the acquisition could materially and adversely affect Flextronics’s results of operations and stock price; and Flextronics may incur significant costs associated with the acquisition, including charges to operations to reflect costs associated with integrating the businesses and operations of Flextronics and Solectron. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Flextronics’s reports on Form 10-K, 10-Q and 8-K that Flextronics has filed with the U.S. Securities and Exchange Commission (“SEC”) and under “Cautionary Statement Regarding Forward Looking Information” and “Risk Factors” included in the joint proxy statement/prospectus which forms a part of Flextronics’s registration statement on Form S-4/A, filed by Flextronics with the SEC on August 7, 2007. The forward-looking statements in this communication are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.
Additional Information and Where to Find it:
     On August 7, 2007, Flextronics filed a Registration Statement on Form S-4/A (SEC File No. 333-14486) with the SEC that contains a definitive joint proxy statement/prospectus. Before making any voting or investment decision with respect to the proposed merger, investors and security holders are urged to read carefully the Registration Statement and the definitive joint proxy statement/prospectus and related materials, because they contain important information about Flextronics, Solectron and the proposed merger. Documents filed with the SEC, including the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus, when it is made available, and other relevant materials, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of any documents that Flextronics and Solectron have filed with the SEC by directing a written request to:

For information relating to Flextronics:	For information relating to Solectron:

Flextronics International Ltd.	Solectron Corporation
2090 Fortune Drive	847 Gibraltar Drive
San Jose, CA 95131	Milpitas, CA 95035
Attention: Investor Relations	Attention: Investor Relations
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation:
     Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the definitive joint proxy statement/prospectus referred to above. This document is available free of charge at the SEC’s website (www.sec.gov) or by contacting Flextronics and Solectron at their respective addresses listed above.